Exhibit 10.16

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT NO.	Date: March , 2010

WARRANT TO PURCHASE COMMON STOCK

AutoGenomics, Inc., a Delaware corporation (the “Company”), hereby certifies that                                                               (the “Holder”), is entitled to purchase, on the terms and conditions contained herein,                                          fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”), at an initial exercise price of $5.00 per Warrant Share, as may be adjusted pursuant to the terms hereof (the “Exercise Price”). This Warrant (this “Warrant”) has been approved by the board of directors of the Company (the “Board of Directors”) and is issued pursuant to the terms of that certain Subscription Agreement, dated                     , 2010, by and between the Company and the Holder (the “Subscription Agreement”). The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 2 below. Capitalized terms used herein not otherwise defined shall have the meanings set forth in Section 9.1.

This Warrant is subject to the following terms and conditions:

1. Exercisability and Exercise.

1.1 Method of Exercise. This Warrant may be exercised in whole, or in part, at the option of the Holder at any time and from time to time from the one (1) year anniversary of the date hereof through and including the five (5) year anniversary of the date hereof (the “Exercise Period”), provided that this Warrant may be exercised immediately in connection with a Liquidity Event (as defined in Section 9.1 hereof), in each case by delivering to the Company, subject to Section 1.3 below, payment of the aggregate Exercise Price for the Warrant Shares being purchased by check or wire transfer, together with an executed Notice of Exercise in the form attached as Exhibit A hereto.

1.2 Effectiveness of Exercise; Procedure. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business (or immediately prior to and contingent upon the closing of a Liquidity Event if exercised in connection with a Liquidity Event) on the day on which the Holder delivers the Notice of

Exercise to the Company together with payment of the Exercise Price and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a stockholder of record of the Warrant Shares with all rights of a stockholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). In the event of any exercise of this Warrant, the shares of Common Stock so purchased shall be promptly delivered to the Holder by the transfer agent of the Company by crediting the account of the Holder’s broker with The Depositary Trust Company through its Deposit/Withdrawal At Custodian system if the Company’s shares are transferred through such system, and otherwise by physical delivery of a certificate representing such shares to the address specified in the Notice of Exercise. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the fair market value (as mutually determined by the Company and the Holder) for such fractional share above the Exercise Price for such fractional share or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

1.3 Cashless Exercise. The Holder may exercise this Warrant by delivering to the Company this Warrant, together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (such exercise pursuant to this Section 1.3, a “Cashless Exercise”):

X = Y (A–B)

    A

Where

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the volume-weighted average per share sales price for the Common Stock on the trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive trading days immediately preceding (but not including) the exercise date, or (ii) if the foregoing does not apply, the volume-weighted average per share sales price for the Common Stock during the same period in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for the Common Stock, the last bid price of the Common Stock as reported by Bloomberg or (iii) if none of the foregoing applies, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares in connection with a Cashless Exercise.

1.4 Issuance of New Warrants. Upon any partial exercise of this Warrant, the Company at its expense, shall forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of Warrant Shares remaining available for purchase under this Warrant.

2. Adjustments.

2.1 Reorganizations, Mergers, Recapitalizations and Reclassifications.

(a) Change of Control. If at any time a Change of Control (as defined in Section 9.1 hereof) occurs and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock, then the Holder shall have the right thereafter to receive upon exercise of this Warrant (and this Warrant shall thereafter be exercisable only for) the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Change of Control. In case of any such Change of Control, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors) in order to provide for adjustments of the Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.1(a). For purposes of this Section 2.1(a), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Section 2.1(a) shall similarly apply to any successive Change of Control.

(b) Reorganization, Merger, Recapitalization or Reclassification. If, at any time after the date of this Warrant, the outstanding shares of Common Stock issuable upon exercise of this Warrant are changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization or reclassification which does not constitute a Change of Control, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property (including cash) that the Holder would have received for the Warrant Shares if this Warrant had been exercised immediately before such reorganization, merger, recapitalization or reclassification.

(c) Stock Split, Stock Dividend or Similar Adjustment. If, at any time after the date of this Warrant, the number of outstanding shares of such Common Stock is changed through a stock split, reverse stock split, stock dividend, stock consolidation or similar capital adjustment, a proportionate adjustment shall be made to the Exercise Price.

(d) Extraordinary Cash Dividends and Distributions. If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, any cash paid or payable otherwise than as an ordinary cash dividend, then the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount cash which such Holder would have received had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such extraordinary cash dividend or distribution.

2.2 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number and kind of securities into which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate, certified by an officer of the Company, setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and kind of shares of capital stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

2.3 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 2 against impairment.

3. Reservation of Stock. The Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

4. Notices of Record Date, etc. In the event the Company shall take a record of the holders of Common Stock for the purpose (a) of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right (other than a regular periodic cash dividend); (b) of any capital reorganization of the Company, any reclassification of the stock of the Company or any Change of Control; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation, Change of Control, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice; provided, however, that the failure to receive such notice shall not invalidate the event required to be noticed hereby.

5. Exchange of Warrant. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct, without charge for any issuance or transfer tax or other cost incurred by the Company, calling in the aggregate on the face or faces thereof for the number of shares of capital stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. The Company will at no time close its transfer books against the transfer of the Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant of like tenor. Any such new warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

7. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. However, as a condition to such transfer, either (a) this Warrant must be registered under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto, or (b) the Company must first be furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Act.

8. Registration Rights. The Holder shall be entitled to the registration rights set forth on Annex 1 to this Warrant, which is hereby incorporated herein by reference.

9. Miscellaneous.

9.1 Certain Definitions.

“Change of Control” shall mean (a) a transaction or series of transactions (other than an offering of Common Stock by the Company in a bona-fide equity financing transaction) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (b) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization or business combination, (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Successor Entity) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Liquidity Event” shall mean the occurrence of either a transaction or series of related transactions (whether structured as a stock sale, merger, consolidation,

reorganization, asset sale or otherwise) which results in the sale or transfer of more than a majority of the assets of the Company and its subsidiaries (based on value, as determined in good faith by the Board of Directors) or a majority of the capital stock of the Company (other than any transactions among the Company and any of its subsidiaries) to a single person or “group” within the meaning of Section 13 of the Exchange Act.

“Successor Entity” shall mean, as applicable, the Company or the person that, as a result of the Change of Control, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company.

9.2 Expiration. This Warrant shall expire at the close of business on the date five (5) years from the date hereof.

9.3 Restrictive Legend. This Warrant, any warrant issued upon transfer of this Warrant and the shares of Common Stock issued upon exercise of this Warrant shall be imprinted with substantially the following legend, in addition to any legends required under applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

9.4 No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder by virtue of holding this Warrant (i) the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends or (iii) any other rights as a stockholder of the Company.

9.5 Compliance with Securities Laws. The Holder agrees to exercise and transfer (to the extent permitted pursuant to Section 7 hereof) this Warrant in compliance with all applicable federal and state securities laws and agrees to cooperate with the Company in taking any and all action which may be deemed necessary or desirable to ensure such compliance, including, without limitation, the execution and delivery of one or more documents as requested by the Company representing as to certain matters and acknowledging the restricted nature of the Common Stock to be issued hereunder.

9.6 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

9.7 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

9.8 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company, subject to the Company’s compliance with Section 2.

9.9 Notices. All notices, requests, consents and demands with respect to this Warrant shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, addressed as follows:

(a)	if to a Holder, at such Holder’s address as set forth on the Subscription Agreement or as subsequently properly noticed to the Company;

(b)	if to the Company, at

AutoGenomics, Inc.

2980 Scott Street

Vista, CA 92801

Attention: Fareed Kureshy, President & CEO

Facsimile: (760) 804-7382

with a copy to

Latham & Watkins, LLP

355 S. Grand Avenue, Suite 400

Los Angeles, CA 90071

Attention: J. Scott Hodgkins, Esq.

Facsimile: (213) 891-8739

(c)	Any party may at any time change the address to which notice to such party shall be mailed by giving notice of such change to all of the other parties pursuant to this Section 9.9.

9.10 Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of New York, without regard to its principles of choice of law.

9.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court or proceeding.

9.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder upon any breach, default or noncompliance of the Company under this Warrant shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holder’s part of any breach, default or noncompliance under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies under this Warrant, under law, or otherwise afforded to the Holder, shall be cumulative and not alternative.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

AUTOGENOMICS, INC.

By:
Fareed Kureshy,
President and CEO

(Signature Page to Warrant)

Annex 1 to Warrant

Registration Rights

1. Definitions. As used in this Annex 1:

1.1 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.2 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Annex 1.

1.3 The term “Other Registrable Securities” means the aggregate number of securities of holders (other than the Holder) requesting registration in an offering contemplated by Section 2.1 that have registration rights that are neither superior nor subordinate to the registration rights of the Holder hereunder.

1.4 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

1.5 For the purposes of this Annex 1, the term “Registrable Securities” means and includes (i) the Warrant, (ii) the Warrant Shares, and (iii) any Common Stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the securities referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities (A) sold by a person in a transaction in which its rights under Section 2 below are not assigned, (B) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) held by a Holder who no longer is entitled to exercise any right provided in Section 2 in accordance with Section 2.12 of this Annex 1.

1.6 The term “Ownership Percentage” means and includes, with respect to a Holder of Registrable Securities, the number of Registrable Securities held by such Holder that it requests to be included in an offering pursuant to Section 2.1, divided by the number of such Registrable Securities plus the aggregate number of all Other Registrable Securities. For purposes of calculating the “Ownership Percentage,” to the extent that the Registrable Securities or the Other Registrable Securities consist of warrants to purchase Common Stock, the number of such Registrable Securities or Other Registrable Securities shall be calculated on a fully diluted, “as-exercised” basis.

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1.6 The term “Public Offering” means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

1.7 The term “Securities Act” means the Securities Act of 1933, as amended.

2. Registration Rights.

2.1 “Piggy Back” Registration. If at any time after the later of (a) March     , 2011 and (b) the date when the Company is required to comply with the periodic reporting requirements under the Exchange Act, the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights other than pursuant to Section 2.2 of this Annex 1) any of its Common Stock in connection with the public offering of such securities solely for cash (other than a registration relating solely to (i) the sale of securities to participants in a Company employee benefits plan, (ii) equity securities issuable upon conversion of debt securities or (iii) a registration relating solely to a Rule 145 transaction), it shall send to each Holder written notice of such determination and, if within ten (10) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions, (a) if such offering is the initial Public Offering of the Company’s securities solely for the Company’s own account, the Holders may be excluded entirely if the underwriters make the determination described above, and (b) if such offering is not the initial Public Offering of the Company’s securities or if the underwriters otherwise do not entirely exclude the Registrable Securities from the registration, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities and Other Registrable Securities (calculated on a fully diluted, as-exercised basis) that remain available for registration after the underwriter’s cut back and (ii) such Holder’s Ownership Percentage; subject, however, in either case to the rights of the holders of Common Stock issued upon conversion of the Company’s Series C Preferred Stock to have such shares of Common Stock eligible for registration and included in such registration statement reduced only after all other securities, other than those solely for the Company’s own account, have been excluded from such registration.

If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 2.1 shall be construed to limit any registration required under Section 2.2.

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2.2 Resale Registrations. As soon as practicable after the later of (a) March     , 2011 and (b) the date when the Company is required to comply with the periodic reporting requirements under the Exchange Act, the Company will prepare and file a registration statement for the resale with respect to all of the Registrable Securities owned by the Holder or Holders. In connection with such registration, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to the Holder or Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.2: (1) if the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and that it is in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement with respect to such offering for a period of not more than ninety (90) days; (2) if such registration statement covers an offering of less than $500,000 of Registrable Securities; or (3) if the Holder or Holders are otherwise eligible to sell their Registrable Securities under Rule 144 of the Securities Act.

(c) Subject to the foregoing, the Company shall use reasonable efforts to have such registration statement declared effective under the Securities Act as promptly as practical.

2.3 Effectiveness.

(a) The Company will use its best efforts to maintain the effectiveness of a registration statement under Section 2.2 until the earlier to occur of (A) one hundred and eighty (180) days following the effectiveness of the registration statement, or (B) the date that all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Subject to Section 2.3(a), the Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

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2.4 Indemnification.

(a) Indemnification of Holders. In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder, its legal counsel and independent accountants, and each of their officers, directors and partners, and each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.4(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Securities, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Securities, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Securities, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Securities, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of one (1) such separate counsel.

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The Company shall not be liable to indemnify any person under this Section 2.4(a) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.4(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(b) Indemnification of Company. In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom any of such shares may be sold), and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold in such registration, except in the case of fraud by such Holder. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Securities, the Company will notify such Holder of Registrable Securities in writing of the commencement thereof, and such Holder of Registrable Securities shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Securities. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and

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any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of one (1) such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Securities pursuant to Section 2.4(a), the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.4(a). Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

(c) The obligations of the Company and the Holders under this Section 2.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

2.5 Contribution. If the indemnification provided for in Section 2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of Section 2.4 of this Annex 1 or this Section 2.5, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.6 Exchange Act Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a resale registration, the Company agrees to:

(a) use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

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(b) take such reasonable action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize a resale registration statement for the sale of their Registrable Securities, such action to be taken as soon as practicable after the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company’s Common Stock; and

(d) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.

2.7 Further Obligations of the Company. Whenever the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

(a) furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(b) use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

(c) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(d) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 of this Annex 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2 of this Annex 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

(i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(ii) “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;

(h) permit each selling Holder or his, her or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them for a bona fide purpose in connection with this Agreement; and

(i) furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC.

2.8 Expenses. In the case of a registration under Sections 2.1 or 2.2 of this Annex 1, the Company shall bear all costs and expenses of each such registration,

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including, but not limited to, printing, legal and accounting expenses, SEC filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriter’s commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities.

2.9 Transfer of Registration Rights. The registration rights of a Holder of Registrable Securities under this Agreement may be transferred (but only with all related obligations) to a transferee or assignee which receives at least twenty percent (20%) of the Registrable Securities then held by the Holder, provided that, such transfer or assignment shall be effective only if the transferee agrees to be bound by the terms of this Annex 1, such transfer or assignment satisfies the transfer requirements set forth Section 8 of the Warrant and complies with federal and state securities laws, and that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred.

2.10 No Superior Rights. Other than pursuant to the Registration Rights Agreement, dated July 19, 2006 (the “Series C Preferred Stock Registration Rights Agreement”), the Company will not grant registration rights to any person or entity that are superior to the rights granted hereunder (or, in the case of the Series C Preferred Stock Registration Rights Agreement, materially improve or enhance such rights) without first obtaining the prior written consent of the Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that this restriction shall not apply to a grant of registration rights to investors in connection with a private offering of the Company’s securities in which the Company receives gross proceeds of at least $20 million.

2.11 Market Stand-Off Agreement. To the extent requested by the managing underwriter(s) in the case of the first underwritten public offering for the Company (whether or not Holder participates in such offering), Holder hereby agrees to enter into customary lock-up agreements pursuant to which Holder shall agree not to effect any public sale or distribution of any Common Stock or of any Common Stock equivalents (other than any of Purchaser’s Common Stock or Common Stock equivalents being sold in such offering, if any), or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Common Stock for a period of up to one hundred eighty (180) days from the date of the prospectus used in such first underwritten public offering, plus such additional period as may be required by the managing underwriter(s) to satisfy the Financial Industry Regulatory Authority (“FINRA”) regulations and permit the managing underwriter(s)’s analysts to publish research reports. The Company shall be deemed a third party beneficiary of any such lock-up agreement with an independent right to effect the enforcement thereof, including by the imposition of “no transfer” or similar restrictions with the Company’s registrar and stock transfer agent.

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2.12 Termination of Registration Rights. The obligations of the Company to register any Holder’s Registrable Securities pursuant to Section 2 of this Annex 1 shall terminate if all of a Holder’s Registrable Securities may be sold under Rule 144 during any ninety (90) day period.

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EXHIBIT A

FORM OF NOTICE OF EXERCISE

(To be signed only upon exercise of this Warrant)

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise such Warrant to purchase                                                               (                    ) shares of the Company’s common stock, $0.01 par value, for a purchase price of five dollars ($5.00) per share and a total purchase price of                                          dollars ($            ), to be paid by (check one):

                     certified or official bank check;

                     wire transfer; or

                     pursuant to a cashless exercise as set forth in Section 1.3 of such Warrant.

The undersigned is acquiring such shares of stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Dated:
Name of Holder (must conform precisely to the name specified on the face of the Warrant)

Signature of authorized representative of Holder

Print or type name of authorized representative

Federal Identification Number of Holder:

Address of Holder:

Telephone Number:

Facsimile Number:

Email Address:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number and kind of shares covered thereby set forth below, unto:

Name of Assignee:

Address:

Telephone Number:

Facsimile Number:

Email Address:

Number and Kind of Shares:

Dated:	*Signature:

*	The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed: Title of Organization:

Dated:	By:

Name of Authorized Signatory:

Title of Authorized Signatory: